Exhibit 99.1

For Immediate Release

NR 16-0XXX

Media Contact: Brendan Ranson-Walsh VP, External Communications 212.739.7212 Brendan.Ranson-Walsh@aecom.com	Investor Contact: Will Gabrielski VP, Investor Relations 213.593.8208 William.Gabrielski@aecom.com

AECOM reports fiscal fourth-quarter and full-year 2015 results

Financial Highlights

•                  Increasing synergy savings target to $325 million from $275 million.

•                  Free cash flow1 of $268 million in the fourth quarter; full-year free cash flow of $695 million.

•                  Company affirms fiscal 2016 and 2017 annual $600 million to $800 million free cash flow target.

•                  Q4 debt reduction of $166 million; $720 million in FY15 since the close of the URS transaction.

•                  Adjusted EPS2 of $0.95 in Q4 and $3.08 in FY15.

•                  Wins of $4.7 billion in Q4 and $18.7 billion in FY15; full-year book-to-burn3 of 1.04x.

•                  Company initiates fiscal year 2016 adjusted EPS4 guidance of $3.00 to $3.40.

LOS ANGELES (Nov. 10, 2015) — AECOM (NYSE: ACM), a premier, fully integrated global infrastructure firm, reported fourth-quarter revenue of $4.7 billion and fiscal-year revenue of $18.0 billion today. Net income5 and earnings per share5 were $1.1 million and $0.01 in the fourth quarter, respectively. The net loss5 and loss per share6 were $154.8 million and $1.04 for the full year. On an adjusted basis, diluted earnings per share2 were $0.95 for the fourth quarter and $3.08 for the fiscal year.

	Fourth Quarter			Fiscal Year
($ in millions, except EPS)	Q4 FY14	Q4 FY15	YOY% Change	FY14	FY15	YOY% Change
Revenue	$2,563	$4,724	84%	$8,357	$17,990	115%
Operating Income	$103	$95	(7%)	$353	$129	(63%)
Net Income (Loss)[5]	$64	$1	(98%)	$230	($155)	NM
Adjusted EPS[2]	$0.83	$0.95	15%	$2.69	$3.08	15%
Free Cash Flow[1]	$162	$268	66%	$298	$695	133%
Backlog				$25,083	$40,199	60%

Note: All comparisons are year over year unless otherwise noted. FY14 results included an extra week in the fourth quarter, which negatively impacts year-over-year growth rates.

“Fiscal 2015 was a remarkable year for AECOM,” said Michael S. Burke, AECOM’s chairman and chief executive officer. “We completed the largest combination in our industry’s history. Despite the attention to integration and uneven global economic trends, our results and outlook reflect the benefits of our diversification.”

“We are reiterating our annual free cash flow target of $600 million to $800 million and increasing our synergy target to $325 million,” said Stephen M. Kadenacy, AECOM’s president. “This is a sign of our increasing confidence in the combined business.”

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Wins and Backlog
Wins in the quarter of $4.7 billion were driven primarily by the Design & Consulting Services business in the Americas and the Management Services segment. The book-to-burn ratio3 was 1.0. After adjusting for acquisitions, total backlog declined slightly from the previous quarter. The company’s total backlog was $40.2 billion on September 30, 2015.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its three segments: Design & Consulting Services (DCS), Construction Services (CS), and Management Services (MS).

Design & Consulting Services (DCS)

The DCS segment delivers planning, consulting, architectural and engineering design services to commercial and government clients worldwide in markets such as transportation, facilities, environmental, energy, water, and government.

Revenue in the fourth quarter was $2.0 billion. Constant-currency7 organic revenue declined 11 percent. Full-year revenue of $8.0 billion increased 46 percent and constant-currency7 organic revenue decreased 4 percent. Adjusted operating income8 was $153 million and $504 million in the fourth quarter and fiscal year, respectively.

Construction Services (CS)

The CS segment provides construction services for energy, commercial, industrial and public and private infrastructure clients.

Revenue in the fourth quarter was $1.8 billion, an increase of 118 percent. Organic revenue increased 21 percent. Full-year revenue of $6.7 billion increased 233 percent and organic revenue increased 32 percent. Adjusted operating income8 was $42 million and $152 million in the fourth quarter and fiscal year, respectively.

Management Services (MS)

The MS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems-integration services, primarily for agencies of the U.S. government, national governments around the world, and commercial customers.

Revenue in the fourth quarter was $885 million, an increase of 262 percent. Full-year revenue of $3.4 billion increased 268 percent and organic revenue decreased 16 percent. Adjusted operating income8 was $114 million and $414 million in the fourth quarter and fiscal year, respectively.

Tax Rate

Inclusive of the non-controlling interest deduction — and excluding acquisition and integration related expenses, financing charges in interest expense, and amortization of intangible assets — the effective adjusted tax rate was 25.5 percent and 27.4 percent in the fourth quarter and fiscal year, respectively.

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Cash Flow

Free cash flow1 for the fourth quarter was $268 million. For the fiscal year, AECOM generated free cash flow of $695 million, which was within the company’s target of $600 million to $800 million.

Balance Sheet

As of September 30, 2015, AECOM had $684 million of total cash and cash equivalents, $4.6 billion of debt and $948 million in unused capacity under its $1.05 billion revolving credit facility.

Financial Outlook

AECOM is providing adjusted EPS4 guidance for fiscal year 2016 of $3.00 to $3.40, which assumes an expected contribution from the monetization of a portion of AECOM Capital investments.

The company expects to exit fiscal 2016 at a synergy savings run-rate of $275 million. In addition, the company is increasing its expected total synergy savings target to $325 million, due primarily to additional real estate savings opportunities. Benefits are expected to begin impacting results in fiscal 2017.

The company expects to incur approximately $200 million of acquisition and integration expenses in fiscal 2016.

In addition, the company expects 2016 full-year interest expense, excluding acquisition-related amortization, of approximately $210 million and a full-year share count of 156 million. The company also expects an adjusted effective tax rate9 of approximately 28%, which includes the anticipated retroactive extension of U.S. R&D tax credits and other incentives.

The company expects fiscal year 2016 capital expenditures10 to be approximately $150 million, depreciation of approximately $165 million, and amortization of intangible assets11 of approximately $195 million.

AECOM is hosting a conference call today at 12 p.m. EST, during which management will make a brief presentation focusing on the company’s results, strategies and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com. The webcast will be available for replay following the call.

1 Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals, and is a non-GAAP measure.

2 Defined as attributable to AECOM, excluding acquisition and integration related expenses, financing charges in interest expense, and the amortization of intangible assets.

3 Book-to-burn ratio is defined as the amount of wins divided by revenue recognized during the period.

4 Defined as attributable to AECOM, excluding acquisition and integration related expenses, financing charges in interest expense, the amortization of intangible assets, and financial impacts associated with expected dispositions of non-core businesses or assets.

5 Defined as attributable to AECOM.

6 Defined as attributable to AECOM, basic.

7 Results expressed in constant currency are presented excluding the impact from changes in currency exchange rates.

8 Excluding intangible amortization.

9 Inclusive of the non-controlling interest deduction and excluding acquisition and integration related expenses, financing charges in interest expense, and the amortization of intangible assets.

10 Capital expenditures, net of proceeds from disposals.

11 Amortization of intangible assets expense includes the impact of amortization included in equity in earnings of joint ventures and non-controlling interests.

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About AECOM

AECOM (NYSE: ACM) is built to deliver a better world. We design, build, finance and operate infrastructure assets for governments, businesses and organizations in more than 150 countries. As a fully integrated firm, we connect knowledge and experience across our global network of experts to help clients solve their most complex challenges. From high-performance buildings and infrastructure, to resilient communities and environments, to stable and secure nations, our work is transformative, differentiated and vital. A Fortune 500 firm, AECOM companies had revenue of approximately $18 billion during the 12 months ended September 30, 2015. See how we deliver what others can only imagine at aecom.com and @AECOM.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cash flows, tax rate, share count, interest expense, amortization of intangible assets, AECOM Capital contributions, synergy costs, acquisition and integration costs, or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward looking statements include, but are not limited to, the following:  demand for our services is cyclical; uncertainties related to government contract appropriations; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations applicable to our business; our leveraged position and ability to service our debt; exposure to legal, political and economic risks in different countries as well as currency exchange rate fluctuations; the failure to retain and recruit key technical and management personnel; our insurance policies may not provide adequate coverage; unexpected adjustments and cancellations related to our backlog; dependence on third party contractors who fail to satisfy their obligations; systems and information technology interruption; and changing client preferences/demands, fiscal positions and payment patterns.  Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, the company believes that non-GAAP financial measures such as adjusted EPS, adjusted operating income, adjusted tax rate, organic revenue, and free cash flow also provide a meaningful perspective on its business results as the company utilizes this information to evaluate and manage the business. We are also providing additional non-GAAP financial measures to reflect the impact of the URS acquisition, including expected acquisition and integration expenses. Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2014	Sep 30, 2015	% Change	Sep 30, 2014	Sep 30, 2015	% Change

Revenue	$2,562,529	$4,723,637	84.3%	$8,356,783	$17,989,880	115.3%
Cost of revenue	2,433,498	4,553,009	87.1%	7,953,607	17,454,692	119.5%
Gross profit	129,031	170,628	32.2%	403,176	535,188	32.7%

Equity in earnings of joint ventures	8,509	29,917	251.6%	57,924	106,245	83.4%
General and administrative expenses	(15,547)	(25,422)	63.5%	(80,908)	(113,975)	40.9%
Acquisition and integration expenses	(19,473)	(79,883)	310.2%	(27,310)	(398,440)	NM
Income from operations	102,520	95,240	(7.1)%	352,882	129,018	(63.4)%

Other income	1,892	7,470	294.8%	2,748	19,139	596.5%
Interest expense	(10,120)	(60,046)	493.3%	(40,842)	(299,627)	633.6%
Income (loss) before income tax expense	94,292	42,664	(54.8)%	314,788	(151,470)	(148.1)%

Income tax expense (benefit)	29,657	16,187	(45.4)%	82,024	(80,237)	(197.8)%

Net income (loss)	64,635	26,477	(59.0)%	232,764	(71,233)	(130.6)%

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(609)	(25,421)	NM	(2,910)	(83,612)	NM

Net income (loss) attributable to AECOM	$64,026	$1,056	(98.4)%	$229,854	$(154,845)	(167.4)%

Net income (loss) attributable to AECOM per share:
Basic	$0.65	$0.01	(98.5)%	$2.36	$(1.04)	(144.1)%
Diluted	$0.64	$0.01	(98.4)%	$2.33	$(1.04)	(144.6)%

Weighted average shares outstanding:
Basic	98,107	153,779	56.7%	97,226	149,605	53.9%
Diluted	99,743	155,231	55.6%	98,657	149,605	51.6%

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AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	Corporate	Total
Three Months Ended September 30, 2015
Revenue	$2,041,749	$1,797,115	$884,773	$-	$4,723,637
Cost of revenue	1,942,894	1,781,734	828,381	-	4,553,009
Gross profit	98,855	15,381	56,392	-	170,628
Equity in earnings of joint ventures	3,532	5,967	20,418	-	29,917
General and administrative expenses	-	-	-	(25,422)	(25,422)
Acquisition and integration expenses	-	-	-	(79,883)	(79,883)
Income (loss) from operations	$102,387	$21,348	$76,810	$(105,305)	$95,240

Gross profit as a % of revenue	4.8%	0.9%	6.4%	-	3.6%

Three Months Ended September 30, 2014
Revenue	$1,494,990	$823,123	$244,416	$-	$2,562,529
Cost of revenue	1,387,736	809,233	236,529	-	2,433,498
Gross profit	107,254	13,890	7,887	-	129,031
Equity in earnings of joint ventures	2,237	2,680	3,592	-	8,509
General and administrative expenses	-	-	-	(15,547)	(15,547)
Acquisition and integration expenses	-	-	-	(19,473)	(19,473)
Income (loss) from operations	$109,491	$16,570	$11,479	$(35,020)	$102,520

Gross profit as a % of revenue	7.2%	1.7%	3.2%	-	5.0%

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AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	Corporate	Total
Twelve Ended September 30, 2015
Revenue	$7,962,856	$6,676,741	$3,350,283	$-	$17,989,880
Cost of revenue	7,663,565	6,633,907	3,157,220	-	17,454,692
Gross profit	299,291	42,834	193,063	-	535,188
Equity in earnings of joint ventures	6,626	22,950	76,669	-	106,245
General and administrative expenses	-	-	-	(113,975)	(113,975)
Acquisition and integration expenses	-	-	-	(398,440)	(398,440)
Income (loss) from operations	$305,917	$65,784	$269,732	$(512,415)	$129,018

Gross profit as a % of revenue	3.8%	0.6%	5.8%	-	3.0%

Contracted backlog	$8,573,471	$11,190,214	$4,703,981	$-	$24,467,666
Awarded backlog	5,732,258	5,559,938	4,439,463	-	15,731,659
Total backlog	$14,305,729	$16,750,152	$9,143,444	$-	$40,199,325

Twelve Months Ended September 30, 2014
Revenue	$5,443,044	$2,004,312	$909,427	$-	$8,356,783
Cost of revenue	5,112,786	1,974,987	865,834	-	7,953,607
Gross profit	330,258	29,325	43,593	-	403,176
Equity in earnings of joint ventures	35,605	5,954	16,365	-	57,924
General and administrative expenses	-	-	-	(80,908)	(80,908)
Acquisition and integration expenses	-	-	-	(27,310)	(27,310)
Income (loss) from operations	$365,863	$35,279	$59,958	$(108,218)	$352,882

Gross profit as a % of revenue	6.1%	1.5%	4.8%	-	4.8%

Contracted backlog	$6,004,646	$4,586,986	$757,371	$-	$11,349,003
Awarded backlog	3,370,663	8,687,488	1,676,001	-	13,734,152
Total backlog	$9,375,309	$13,274,474	$2,433,372	$-	$25,083,155

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AECOM

Regulation G Information

($ in millions)

Reconciliation of Amounts Provided by Acquired Companies

	Three Months Ended September 30, 2015			Twelve Months Ended September 30, 2015
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies
Revenue
AECOM Consolidated	$4,723.6	$2,309.7	$2,413.9	$17,989.9	$9,635.4	$8,354.5
Design & Consulting Services	2,041.7	795.7	1,246.0	7,962.9	3,012.7	4,950.2
Construction Services	1,797.1	804.9	992.2	6,676.7	4,033.0	2,643.7
Management Services	884.8	709.1	175.7	3,350.3	2,589.7	760.6

Reconciliation of EBITDA to Net Income Attributable to AECOM

	Three Months Ended
	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015
EBITDA	$111.5	$89.0	$115.9	$127.2	$116.8	$143.4	$167.7	$221.8
Less: Interest expense[1]	(9.8)	(10.0)	(9.2)	(9.5)	(115.4)	(56.7)	(56.2)	(54.2)
Add: Interest income[2]	0.4	0.3	0.6	0.9	1.6	1.2	1.0	1.0
Less: Depreciation and amortization[3]	(22.2)	(23.9)	(24.4)	(24.9)	(154.2)	(163.4)	(138.1)	(151.3)

Income (loss) attributable to AECOM before income taxes	79.9	55.4	82.9	93.7	(151.2)	(75.5)	(25.6)	17.3
Less: Income tax expense (benefit)	23.5	15.2	13.7	29.6	(12.2)	(75.8)	(8.4)	16.2
Net income (loss) attributable to AECOM	$56.4	$40.2	$69.2	$64.1	$(139.0)	$0.3	$(17.2)	$1.1

	Twelve Months Ended
	Sep 30, 2014	Sep 30, 2015
EBITDA	$443.6	$649.7
Less: Interest expense[1]	(38.5)	(282.5)
Add: Interest income[2]	2.2	4.8
Less: Depreciation and amortization[3]	(95.4)	(607.0)

Income (loss) attributable to AECOM before income taxes	311.9	(235.0)
Less: Income tax expense (benefit)	82.0	(80.2)

Net income (loss) attributable to AECOM	$229.9	$(154.8)

1 Excludes related amortization                   2 Included in other income                   3 Includes the amount for noncontrolling interests in consolidated subsidiaries

Reconciliation of Organic Revenue Growth at Constant Currency Excluding the Impact of an Extra Week in the Prior Period to Revenue Growth

	Three Months Ended Sep 30, 2015	Twelve Months Ended Sep 30, 2015
Organic revenue growth at constant currency adjusted to exclude the impact of an extra week in the prior period	5.3%	5.1%
Organic revenue growth at constant currency	(2.2)%	3.1%
Organic revenue growth	(5.8)%	0.0%
Revenue growth	84.3%	115.3%

Reconciliation of Total Debt to Net Debt

	Balances at:
	Sep 30, 2014	Jun 30, 2015	Sep 30, 2015
Short-term debt	$23.9	$8.2	$2.8
Current portion of long-term debt	40.5	162.4	157.6
Long-term debt	939.6	4,602.5	4,446.5
Total debt	1,004.0	4,773.1	4,606.9
Less: Total cash and cash equivalents	574.2	605.9	683.9
Net debt	$429.8	$4,167.2	$3,923.0

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Twelve Months Ended
	Sep 30, 2014	Jun 30, 2015	Sep 30, 2015	Sep 30, 2012	Sep 30, 2013	Sep 30, 2014	Sep 30, 2015
Net cash provided by operating activities	$174.9	$153.8	$278.0	$433.4	$408.6	$360.6	$764.4
Capital expenditures, net	(13.2)	(3.7)	(10.1)	(62.9)	(52.1)	(62.8)	(69.4)
Free cash flow	$161.7	$150.1	$267.9	$370.5	$356.5	$297.8	$695.0

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AECOM

Regulation G Information

($ in millions, except per share data)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration Expenses, Amortization of Intangible Assets, Adjusted Tax Rate and Financing Charges in Interest Expense

	Three Months Ended			Twelve Months Ended
	Sep 30, 2014	Jun 30, 2015	Sep 30, 2015	Sep 30, 2014	Sep 30, 2015

Income from operations	$102.5	$41.3	$95.4	$352.9	$129.0
Acquisition and integration expenses	19.5	88.5	79.9	27.3	398.5
Amortization of intangible assets	6.6	94.1	108.3	24.0	428.3
Adjusted income from operations	$128.6	$223.9	$283.6	$404.2	$955.8

Income (loss) before income tax expense	$94.3	$(8.7)	$42.7	$314.8	$(151.5)
Acquisition and integration expenses	19.5	88.5	79.9	27.3	398.5
Amortization of intangible assets	6.6	94.1	108.3	24.0	428.3
Financing charges in interest expense	-	3.9	3.9	-	79.8
Adjusted income before income tax expense	$120.4	$177.8	$234.8	$366.1	$755.1

Income tax expense (benefit)	$29.7	$(8.5)	$16.3	$82.2	$(80.2)
Tax effect of the above adjustments	6.4	50.3	34.2	13.7	256.1
Adjusted income tax expense	$36.1	$41.8	$50.5	$95.9	$175.9

Noncontrolling interests in income of consolidated subsidiaries, net of tax	$(0.6)	$(16.9)	$(25.4)	$(2.8)	$(83.6)
Amortization of intangible assets included in NCI, net of tax	(0.7)	(5.6)	(11.0)	(2.3)	(29.6)
Adjusted noncontrolling interests in income of consolidated subsidiaries, net of tax	$(1.3)	$(22.5)	$(36.4)	$(5.1)	$(113.2)

Net income (loss) attributable to AECOM	$64.0	$(17.1)	$1.1	$229.8	$(154.8)
Acquisition and integration expenses	19.5	88.5	79.9	27.3	398.5
Amortization of intangible assets	6.6	94.1	108.3	24.0	428.3
Financing charges in interest expense	-	3.9	3.9	-	79.8
Tax effect of the above adjustments	(6.4)	(50.3)	(34.3)	(13.7)	(256.2)
Amortization of intangible assets included in NCI, net of tax	(0.7)	(5.6)	(11.0)	(2.3)	(29.6)
Adjusted net income attributable to AECOM	$83.0	$113.5	$147.9	$265.1	$466.0

Net income (loss) attributable to AECOM – per diluted share*	$0.64	$(0.11)*	$0.01	$2.33	$(1.04)*
Per diluted share adjustments:
Acquisition and integration expenses	0.19	0.58	0.51	0.28	2.63
Amortization of intangible assets	0.07	0.61	0.70	0.24	2.83
Financing charges in interest expense	-	0.03	0.03	-	0.54
Tax effect of the above adjustments	(0.06)	(0.33)	(0.23)	(0.14)	(1.68)
Amortization of intangible assets included in NCI, net of tax	(0.01)	(0.04)	(0.07)	(0.02)	(0.20)
Adjusted net income attributable to AECOM – per diluted share	$0.83	$0.74	$0.95	$2.69	$3.08

*Basic and dilutive GAAP EPS calculations use the same share count in the event of a net loss to avoid any antidilutive effect; however, the adjusted EPS includes the dilutive shares excluded in the GAAP EPS.

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AECOM

Regulation G Information

($ in millions)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration Expenses, Amortization of Intangible Assets, Adjusted Tax Rate and Financing Charges in Interest Expense

	Three Months Ended			Twelve Months Ended
	Sep 30, 2014	Jun 30, 2015	Sep 30, 2015	Sep 30, 2014	Sep 30, 2015

EBITDA	$127.2	$167.7	$221.8	$443.6	$649.7
Acquisition and integration expenses	19.5	88.5	79.8	27.3	398.4
Depreciation expense included in acquisition and integration expense line above	-	(6.0)	(6.6)	-	(20.9)
Adjusted EBITDA	$146.7	$250.2	$295.0	$470.9	$1,027.2

Design & Consulting Services Segment:
Income from operations	$109.5	$104.1	$102.4	$365.9	$305.9
Amortization of intangible assets	4.5	40.9	50.3	17.5	197.7
Adjusted income from operations	$114.0	$145.0	$152.7	$383.4	$503.6

Construction Services Segment:
Income (loss) from operations	$16.6	$(4.0)	$21.4	$35.3	$65.8
Amortization of intangible assets	1.6	14.8	20.4	4.1	86.1
Adjusted income from operations	$18.2	$10.8	$41.8	$39.4	$151.9

Management Services Segment:
Income from operations	$11.5	$54.2	$76.7	$60.0	$269.7
Amortization of intangible assets	0.5	38.4	37.6	2.3	144.5
Adjusted income from operations	$12.0	$92.6	$114.3	$62.3	$414.2

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